                                                                     Exhibit 3.2


                              AMENDED AND RESTATED


                                     BYLAWS

                                       OF

                           DESTIA COMMUNICATIONS, INC.


                                    ARTICLE I

                                     OFFICES

                  Section 1. The registered office of the Corporation shall be in the City of Wilmington, State of Delaware. The Corporation also may have offices at such other places, within or without the State of Delaware, as the Board of Directors determines from time to time or the business of the Corporation requires.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

                  Section 1. PLACE OF MEETINGS. Except as otherwise provided in these Bylaws, all meetings of the stockholders shall be held on such dates and at such times and places, within or without the State of Delaware, as shall be determined by the Board of Directors or the Chairman of the Board of Directors or the President and as shall be stated in the notice of the meeting or in waivers of notice thereof. If the place of any meeting is not so fixed, it shall be held at the registered office of the Corporation in the State of Delaware.

                  Section 2. ANNUAL MEETING. The annual meeting of stockholders for the election of directors and the transaction of such other proper business as may be brought before the meeting shall be held on such date after the close of the Corporation's fiscal year, and at such time, as the Board of Directors may from time to time determine.

                  Section 3. SPECIAL MEETINGS. Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called only (i) by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors then in office, (ii) by the Chairman of the Board or (iii) the President of the Corporation. Business transacted at special meetings shall be confined to the purpose or purposes stated in the notice.

                  Section 4. NOTICE OF MEETINGS. Except as otherwise required or permitted by law, whenever the stockholders are required or permitted to take any action at a meeting, written notice thereof shall be given, stating the place, date and hour of the meeting and, unless it is the annual meeting, by or at whose direction it is being issued. The notice also shall designate the place where the stockholders list is available for examination, unless the list is kept at the place where the meeting is to be held. Notice of a special meeting also shall state the purpose or purposes for which the meeting is called. A copy of the notice of any meeting shall be delivered personally or shall be mailed, not less than 10 and not more than 60 days before the date of the meeting, to each stockholder entitled to vote at the meeting. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid, directed to each stockholder at such stockholder's address as it appears on the records of the Corporation, unless such stockholder shall have filed with the Secretary of the Corporation a written request that such notices be mailed to some other address, in which case it shall be directed to such other address. Notice of any meeting of stockholders need not be given to any stockholder who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened, or who shall submit, either before or after the time stated therein, a signed waiver of notice. Unless the Board of Directors, after an adjournment is taken, shall fix a new record date for an adjourned meeting



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or unless the adjournment is for more than 30 days, notice of an adjourned meeting need not be given if the place, date and time to which the meeting shall be adjourned are announced at the meeting at which the adjournment is taken.

                  Section 5. QUORUM. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at all meetings of stockholders the holders of a majority of the shares of the Corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business.

                  Section 6. CONDUCT OF THE STOCKHOLDERS' MEETING. At every meeting of the stockholders, the Chairman, if there is such an officer, or if not, the President of the Corporation, or in his absence a Vice President designated by the President, or in the absence of such designation any Vice President, or in the absence of the President or any Vice President, a chairman chosen by the majority of the voting shares represented in person or by proxy, shall act as Chairman. The Secretary of the Corporation or a person designated by the Chairman shall act as Secretary of the meeting. Unless otherwise approved by the Chairman, attendance at the stockholders' meeting is restricted to stockholders of record, persons authorized in accordance with Article II,
Section 8 of these Bylaws to act by proxy, and officers of the Corporation.

                  Section 7. CONDUCT OF BUSINESS. The Chairman shall call the meeting to order, establish the agenda, and conduct the business of the meeting in accordance therewith or, at the Chairman's discretion, it may be conducted otherwise in accordance with the wishes of the stockholders in attendance. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

                  The Chairman shall also conduct the meeting in an orderly manner, rule on the precedence of and procedure on, motions and other procedural matters, and exercise discretion



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with respect to such procedural matters with fairness and good faith toward all those entitled to take part. The Chairman may impose reasonable limits on the amount of time taken up at the meeting on discussion in general or on remarks by any one stockholder. Should any person in attendance become unruly or obstruct the meeting proceedings, the Chairman shall have the power to have such person removed from participation. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Article II, Section 7 and Article II, Section 8 below. The Chairman of a meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of this Article II, Section 7 and Article II, Section 8, and, if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

                  Section 8. NOTICE OF STOCKHOLDER BUSINESS. At an annual or special meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before a meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, the Chairman of the Board or the President of the Corporation, (b) properly brought before the meeting by or at the direction of the Board of Directors, the Chairman of the Board or the President of the Corporation, or (c) properly brought before an annual meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder proposal to be presented at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date that the Corporation's (or the Corporation's predecessor's) proxy



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statement was released to stockholders in connection with the previous year's annual meeting of stockholders. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.

                  Section 9. VOTING. Except as otherwise provided by law or by the Certificate of Incorporation of the Corporation, at any meeting of the stockholders every stockholder of record having the right to vote thereat shall be entitled to one vote for every share of stock standing in his name as of the record date and entitling him to so vote. A stockholder may vote in person or by proxy. Except as otherwise provided by law or by the Certificate of Incorporation, any corporate action to be taken by a vote of the stockholders, other than the election of directors, shall be authorized by the affirmative vote of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the subject matter. Directors shall be elected as provided in Article III, Section 1 of these Bylaws. Written ballots shall not be required for voting on any matter unless ordered by the chairman of the meeting, except that, unless otherwise provided in the Certificate of Incorporation of the Corporation, all elections of directors shall be by written ballot. Notwithstanding anything in this Section 9, stockholders holding Non-voting Common Stock shall not have the right to vote, except as required by law.



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                  Section 10. PROXIES. Every proxy shall be executed in writing by the stockholder or by his authorized representative, or otherwise as provided in the General Corporation Law of the State of Delaware (the "General Corporation Law").

                  Section 11. LIST OF STOCKHOLDERS. At least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing their addresses and the number of shares registered in their names as of the record date shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                   ARTICLE III

                               BOARD OF DIRECTORS

                  Section 1. NUMBER AND TERM OF OFFICE. The number of directors shall initially be six (6) and, thereafter, shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption). Except as provided in
Article II, Section 2, and, subject to the terms of any one or more classes, or series of Preferred Stock, directors shall be elected by a plurality of the votes cast at annual meetings of stockholders and each director shall serve until his or her successor is duly elected and qualified, or until his or her earlier death, incapacity, resignation, retirement, disqualification or removal from office.



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                  Section 2. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Subject
to the terms of any one or more classes or series of Preferred Stock, newly created directorships resulting from any increase in the number of directors and any vacancies in the Board of Directors resulting from death, incapacity, resignation, retirement, disqualification or removal from office may be filled only by the affirmative vote of a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so elected shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, incapacity, resignation, retirement, disqualification or removal from office.

                  Section 3. REMOVAL. Subject to the rights of holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office for cause only, by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies in the Board of Directors resulting from such removal may be filled, as provided in Article III, Section 2.

                  Section 4. PLACE OF MEETINGS. Except as otherwise provided in these Bylaws, all meetings of the Board of Directors shall be held at such places, within or without the State of Delaware, as the Board determines from time to time.

                  Section 5. ANNUAL MEETING. The annual meeting of the Board of Directors shall be held either without notice immediately after the annual meeting of stockholders and in the same place, or as soon as practicable after the annual meeting of stockholders on such date and at such time and place as the Board determines from time to time.



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                  Section 6. REGULAR MEETINGS. Regular meetings of the Board of
Directors shall be held on such dates and at such times and places as the Board determines from time to time. Notice of regular meetings need not be given, except as otherwise required by law.

                  Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors, for any purpose or purposes, may be called by the Chairman of the Board of Directors or the President and shall be called by the President or the Secretary upon the written request of a majority of the directors. The request shall state the date, time, place and purpose or purposes of the proposed meeting.

                  Section 8. NOTICE OF MEETINGS. Notice of each special meeting of the Board (and of each annual meeting which is not held immediately after, and in the same place as, the annual meeting of stockholders) shall be given, not later than 24 hours before the meeting is scheduled to commence, by the Chairman of the Board of Directors, the President or the Secretary and shall state the place, date and time and the purpose or purposes, of the meeting. Notice of each meeting may be delivered to a director by hand or given to a director orally (either by telephone or in person) or mailed or sent by facsimile transmission to a director at his residence or usual place of business, provided, however, that if notice of less than 72 hours is given it may not be mailed. If mailed, the notice shall be deemed given when deposited in the United States mail, postage prepaid; and if sent by facsimile transmission, the notice shall be deemed given when transmitted with transmission confirmed. Notice of any meeting need not be given to any director who shall submit, either before or after the time stated therein, a signed waiver of notice or who shall attend the meeting, other than for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting is not lawfully called or convened. Notice of an adjourned meeting, including the place, date and time of the new meeting, shall be



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given to all directors not present at the time of the adjournment, and also to the other directors unless the place, date and time of the new meeting are announced at the meeting at the time at which the adjournment is taken.

                  Section 9. QUORUM. Except as otherwise provided by law or in these Bylaws, at all meetings of the Board of Directors a majority of the whole Board shall constitute a quorum for the transaction of business, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another place, date and time.

                  Section 10. CONDUCT OF MEETINGS. At each meeting of the Board of Directors, the Chairman of the Board of Directors or, in his absence, the President or, in his absence, a director chosen by a majority of the directors present, shall act as chairman of the meeting. The Secretary or, in his absence, any person appointed by the chairman of the meeting shall act as secretary of the meeting and keep the minutes thereof. The order of business at all meetings of the Board shall be as determined by the chairman of the meeting.

                  Section 11. COMMITTEES OF THE BOARD. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate an executive committee and other committees, each consisting of one or more directors. Each committee (including the members thereof) shall serve at the pleasure of the Board of Directors and shall keep minutes of its meetings and report the same to the Board. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member or members at any meeting of the committee. In addition, in the absence or disqualification of a member of a committee, if no alternate member has been designated by the Board of Directors, the member or members present at any meeting and not disqualified from



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voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Except as limited by law, each committee, to the extent provided in the resolution of the Board of Directors establishing it, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

                  Section 12. OPERATION OF COMMITTEES. A majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Each committee shall adopt whatever other rules of procedure it determines for the conduct of its activities.

                  Section 13. CONSENT TO ACTION. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                  Section 14. ATTENDANCE OTHER THAN IN PERSON. Members of the Board of Directors or any committee thereof may participate in a meeting of the Board or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

                  Section 15. POWERS. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:



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                           (1)      to declare dividends from time to time in
                                    accordance with law;
                           (2) to purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
                           (3) to authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
                           (4) to remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
                           (5)      to confer upon any officer of the
                                    Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
                           (6) to adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
                           (7) to adopt from time to time such insurance, retirement and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and
                           (8) to adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.



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                  Section 16. COMPENSATION OF DIRECTORS. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

                  Section 17. NOMINATION OF DIRECTOR CANDIDATES. Subject to the rights of holders of any class or series of Preferred Stock then outstanding, nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely notice of such stockholder's intent to make such nomination or nominations has been given in writing to the Secretary of the Corporation. To be timely, a stockholder nomination for a director to be elected at an annual meeting shall be received at the Corporation's principal executive offices not less than 120 calendar days in advance of the one year anniversary of the date that the Corporation's (or the Corporation's Predecessor's) proxy statement was released to stockholders in connection with the previous year's annual meeting of stockholders, or in the event of a nomination for a director to be elected at a special meeting at which directors are to be elected pursuant to the Corporation's notice of special meeting, notice by the stockholders to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the special meeting was mailed. Each such notice shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote for the election of directors on the date of such notice and intends to appear in person or



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by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated, by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if so elected.

                  In the event that a person is validly designated as a nominee in accordance with this Article III, Section 17 and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the stockholder who proposed such nominee, as the case may be, may designate a substitute nominee upon delivery, not fewer than five days prior to the date of the meeting for the election of such nominee, of a written notice to the Secretary setting forth such information regarding such substitute nominee as would have been required to be delivered to the Secretary pursuant to this Article III, Section 17 had such substitute nominee been initially proposed as a nominee. Such notice shall include a signed consent to serve as a director of the Corporation, if elected, of each such substitute nominee.

                  If the chairman of the meeting for the election of Directors determines that a nomination of any candidate for election as a Director at such meeting was not made in accordance with the applicable provisions of this
Article III, Section 17, such nomination shall be void; provided, however, that nothing in this Article III, Section 17 shall be deemed to limit any voting rights upon the occurrence of dividend arrearages provided to holders of Preferred Stock pursuant to the Preferred Stock designation for any series of Preferred Stock.



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                                   ARTICLE IV

                                    OFFICERS

                  Section 1. EXECUTIVE AND OTHER OFFICERS. The executive officers of the Corporation shall be a President, a Secretary and a Treasurer. The Board of Directors also may elect or appoint a Chairman of the Board of Directors, one or more Vice Presidents (any of whom may be designated as Senior Vice Presidents or otherwise), and any other officers it deems necessary or desirable for the conduct of the business of the Corporation (including one or more Assistant Secretaries and/or Assistant Treasurers), each of whom shall have such powers and duties as the Board determines.

                  Section 2.  DUTIES

                           (a) THE CHAIRMAN OF THE BOARD OF DIRECTORS. The
Chairman of the Board of Directors, who shall be a member of the Board of Directors, shall be the chief executive officer of the Corporation. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and the Board.

                           (b) THE PRESIDENT. The President shall be the chief
operating officer of the Corporation. The President shall be responsible for the general management of the business and affairs of the Corporation, subject to the control of the Chairman of the Board of Directors and the Board of Directors, and he shall have such other powers and duties as the Chairman of the Board of Directors and the Board assigns to him.

                           (c) THE VICE PRESIDENT. The Vice President or, if
there shall be more than one, the Vice Presidents, if any, in the order of their seniority or in any other order determined by the Board of Directors, shall perform, in the absence or disability of the President,


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the duties and exercise the powers of the President, and shall have such other powers and duties as the Board, the Chairman of the Board of Directors or the President assigns to him or them.

                           (d) THE SECRETARY AND ASSISTANT SECRETARIES. Except
as otherwise provided in these Bylaws or as directed by the Board of Directors, the Secretary shall attend all meetings of the stockholders and the Board; he shall record the minutes of all proceedings in books to be kept for that purpose; he shall give notice of all meetings of the stockholders and special meetings of the Board; and he shall keep in safe custody the seal of the Corporation and, when authorized by the Board, he shall affix the same to any corporate instrument. The Secretary shall have such other powers and duties as the Board, the Chairman of the Board of Directors or the President assigns to him. Assistant Secretaries, if any, shall have the same duties and powers, subject to supervision by the Secretary.

                           (e) THE TREASURER AND ASSISTANT TREASURERS. Subject
to the control of the Board, the Treasurer shall have the care and custody of the corporate funds and the books relating thereto; and he shall perform all other duties incident to the office of Treasurer. The Treasurer shall have such other powers and duties as the Board, the Chairman of the Board of Directors or the President assigns to him. Assistant Treasurers, if any, shall have the same duties and powers, subject to supervision by the Treasurer.

                  Section 3. TERM; REMOVAL. Subject to his earlier death, resignation or removal, each officer shall hold his office until his successor shall have been elected or appointed and shall have qualified, or until his earlier death, resignation or removal. Any officer may be removed at any time, with or without cause, by the Board of Directors.

                  Section 4. RESIGNATIONS. Any officer may resign at any time by giving written notice of his resignation to the Corporation. A resignation shall take effect at the time specified



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therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of a resignation shall not be necessary to make it effective.

                  Section 5. VACANCIES. If an office becomes vacant for any reason, the Board of Directors may fill the vacancy, and each officer so elected or appointed shall serve for the remainder of his predecessor's term and until his successor shall have been elected or appointed and shall have qualified.

                                    ARTICLE V

                          PROVISIONS RELATING TO STOCK
                          CERTIFICATES AND STOCKHOLDERS

                  Section 1. CERTIFICATES. Certificates for the Corporation's capital stock shall be in such form as required by law and as approved by the Board of Directors. Each certificate shall be signed in the name of the Corporation by the Chairman of the Board of Directors, the President or any Vice President and by the Secretary, the Treasurer, any Assistant Secretary or any Assistant Treasurer, and shall bear the seal of the Corporation or a facsimile thereof.

                  Section 2. REPLACEMENT CERTIFICATES. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to make an affidavit of that fact and to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of the certificate or the issuance of such new certificate.



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                  Section 3. TRANSFERS OF SHARES. Transfers of shares shall be registered on the books of the Corporation maintained for that purpose after due presentation of the stock certificates therefor, appropriately endorsed or accompanied by proper evidence of succession, assignment or authority to transfer.

                  Section 4. RECORD DATE. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or for the purpose of any other action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 or less than 10 days before the date of any such meeting, and shall not be more than 60 days prior to any other action.

                                   ARTICLE VI

                                 INDEMNIFICATION

                  Section 1. INDEMNIFICATION. Unless otherwise determined by the Board of Directors, the Corporation shall, to the fullest extent permitted by the General Corporation Law (including, without limitation, Section 145 thereof) or other provisions of the laws of Delaware relating to indemnification of directors, officers and employees, as the same may be amended and supplemented from time to time, indemnify any and all such persons whom it shall have power to indemnify under the General Corporation Law or such other provisions of law.

                  Section 2. STATUTORY INDEMNIFICATION. Without limiting the generality of Section 1 of this Article VI, to the fullest extent permitted, and subject to the conditions imposed, by law,



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


and pursuant to Section 145 of the General Corporation Law, unless otherwise determined by the Board of Directors:

                           (i) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; and

                           (ii) the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise against reasonable expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if such person acted in



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         good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except as otherwise provided by law.

                  Section 3. INDEMNIFICATION BY RESOLUTION OF STOCKHOLDERS OR DIRECTORS OR AGREEMENT. Without limiting the generality of Section 1 or Section 2 of this Article VI, to the fullest extent permitted by law, indemnification may be granted, and expenses may be advanced, to the persons described in
Section 145 of the General Corporation Law or other provisions of the laws of Delaware relating to indemnification and advancement of expenses, as from time to time may be in effect, by (i) a resolution of stockholders, (ii) a resolution of the Board of Directors, or (iii) an agreement providing for such indemnification and advancement of expenses, provided that no indemnification may be made to or on behalf of any person if a judgment or other final adjudication adverse to the person establishes that such person's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that such person personally gained in fact a financial profit or other advantage to which such person was not legally entitled.

                  Section 4. GENERAL. It is the intent of this Article VI to require the Corporation to indemnify the persons referred to herein for judgments, fines, penalties, amounts paid in settlement and reasonable expenses (including attorneys' fees), and to advance expenses to such persons, in each and every circumstance in which such indemnification and such advancement of expenses could lawfully be permitted by express provision of by-laws, and the indemnification and expense advancement provided by this Article VI shall not be limited by the absence of an express recital of such circumstances. The indemnification and advancement of expenses provided by, or granted pursuant to, these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled,



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whether as a matter of law, under any provision of the Certification of
Incorporation of the Corporation or these Bylaws, by agreement, by vote of stockholders or disinterested directors of the Corporation or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

                  Section 5. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under this Article VI is not paid in full by the Corporation within ninety (90) days after a written claim for payment has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if such suit is not frivolous or brought in bad faith, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The burden of proving such claim shall be on the claimant. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law for the Corporation to indemnify the claimant for the amount claimed. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.



                                      -20-
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                  Section 6. LIMITATION ON INDEMNIFICATION. Notwithstanding
anything contained in this Article VI to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Article VI, Section 5 hereof), the Corporation shall not be obligated to indemnify any director or officer in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

                  Section 7. INDEMNIFICATION BENEFITS. Indemnification pursuant to these Bylaws shall inure to the benefit of the heirs, executors, administrators and personal representatives of those entitled to indemnification.

                                   ARTICLE VII

                               GENERAL PROVISIONS

                  Section 1. DIVIDENDS. To the extent permitted by law, the Board of Directors shall have full power and discretion, subject to the provisions of the Certificate of Incorporation of the Corporation and the terms of any other corporate document or instrument binding upon the Corporation, to determine what, if any, dividends or distributions shall be declared and paid or made.

                  Section 2. SEAL. The Corporation's seal shall be in such form as is required by law and as shall be approved by the Board of Directors.

                  Section 3. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.

                  Section 4. VOTING SHARES IN OTHER CORPORATIONS. Unless otherwise directed by the Board of Directors, shares in other corporations which are held by the Corporation shall be



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represented and voted only by the Chairman of the Board of Directors, the
President or a proxy or proxies appointed by him.

                                  ARTICLE VIII

                                   AMENDMENTS

                  Section 1. AMENDMENT OF BYLAWS. The Board of Directors is expressly empowered to make, alter, amend or repeal Bylaws of the Corporation. Any adoption, alteration, amendment or repeal of the Bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board). Any adoption, alteration, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the approval of the holders of not less than 80% of all shares of the Corporation entitled to vote, voting together as a single class.






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